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                                                                     EXHIBIT 10A

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-80061 on Form N-1A of our reports dated November 8, 2000 on Merrill Lynch Global Financial Services Fund, Inc. and Global Financial Services Portfolio of Global Financial Services Master Trust, both appearing in the Fund's Annual Report for the period ended September 30, 2000, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP
   ----------------------------


Princeton, New Jersey
January 22, 2001